AMENDMENT TO
SYNNEX CORPORATION
EXECUTIVE PROFIT SHARING PLAN
In accordance with Section 7 of the SYNNEX Corporation Executive Profit Sharing Plan, as amended (the “Plan”), the Plan was amended by the Compensation Committee of SYNNEX Corporation in January 2011, as follows:
1.    The last sentence of the fourth paragraph of Section 4 of the Plan is amended and restated in its entirety as follows, effective with respect to 2011 bonus awards and thereafter:
“In no event may a participant receive an award of more than $3 million under the Plan for any fiscal year.”
2.    Section 4 of the Plan is amended by adding the following new paragraphs at the end thereof, effective with respect to 2011 bonus awards and thereafter:
“The Committee is also authorized to recover any award or portion thereof made in the previous 36 months to a participant in the event of a “recoverable event.” A recoverable event includes (i) a participant’s engagement in fraud or other intentional misconduct that is detrimental to the Company resulting in the participant’s termination of employment with the Company or (ii) payment of an award under the Plan that is based on materially inaccurate financial results or performance metrics.
The Committee, may, in its sole discretion, take any or all of the following actions upon its determination that a recoverable event has occurred with respect to a participant: (i) cause the participant to forfeit any unpaid award as of the recoverable event and/or (ii) recover any and all awards earned and received or realized by the participant during the period commencing on the date of the occurrence of the recoverable event and ending on the date on which it determines that the recoverable event has occurred, but not to exceed the 36-month period preceding the date of such determination (with interest).
The foregoing compensation recoupment provision is in addition to, and not in lieu of, any requirements under the Sarbanes-Oxley Act and shall apply notwithstanding anything to the contrary in the Plan.”
3.    Except as amended hereby, all other terms and conditions of the Plan remain in full force and effect.

To record the amendment of the Plan by the Compensation Committee, SYNNEX Corporation has caused this document to be executed by its duly authorized officer.
SYNNEX CORPORATION
By:     /s/ Simon Y. Leung
Name: Simon Y. Leung
Title:     Senior Vice President, General Counsel and Corporate Secretary